UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

PATHEON INC.

(Exact name of registrant as specified in its charter)

Canada	000-54283	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Patheon Pharmaceuticals Services Inc. 4721 Emperor Boulevard, Suite 200 Durham, NC		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 226-3200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On December 17, 2012, Patheon Inc. (the “Company”) issued a press release announcing its financial results for the three months and fiscal year ended October 31, 2012 (“fiscal 2012”). The full text of the press release was posted on the Company’s internet website and is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and incorporated by reference into this Item 2.02.

As disclosed Exhibit 99.2 attached to this Report and incorporated by reference into Item 7.01 below, the Company is disclosing information regarding the impact of its transformation activities on a cumulative quarterly basis during fiscal 2012. This information is set forth in tabular form below ($ in millions):

	Q1 2012	Q2 2012	Q3 2012	Q4 2012
Quarterly Transformation Impact	$2.4	$8.7	$15.7	$14.6
Cumulative Transformation Impact		$11.1	$26.8	$41.4

$19.8 million in consulting fees and $41.4 million in positive Adjusted EBITDA impact.

Adjusted EBITDA is a non-GAAP financial measure, which is defined and reconciled in Exhibit 99.1.

Item 7.01	Regulation FD Disclosure

As previously announced and as disclosed in the press release attached as Exhibit 99.1 to this Report, the Company plans to hold a conference call at 8:30 a.m. ET on December 17, 2012. A copy of the presentation the Company plans to discuss on the conference call, which will be available on the Company’s website prior to the start of the call, is attached as Exhibit 99.2 to this Report and incorporated by reference into this Item 7.01.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Items 2.02 and 7.01 of this Report, including the press release attached as Exhibit 99.1 and the presentation attached as Exhibit 99.2, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2012	PATHEON INC.

	By:	/s/ Stuart Grant
Stuart Grant
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release dated December 17, 2012.

99.2	Presentation for the Company’s conference call on December 17, 2012.

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